Exhibit 99.3

Unaudited Pro Forma Condensed Combined Statement of Operations

The following unaudited pro forma combined financial information has been prepared in accordance with Article 11 of Regulation S-X under the Securities Act of 1933, as amended (the “Securities Act”) and presents the combined historical results of operations of Entero Therapeutics, Inc. (formerly known as First Wave BioPharma, Inc., “Entero” or the “Company”) and the historical results of operations of ImmunogenX, Inc. (“ImmunogenX”), adjusted to give effect to (i) the March 13, 2024 (“Closing Date”) acquisition of ImmunogenX as further described below (the “Transaction”) and (ii) the pro forma effects of certain assumptions and adjustments described in “Notes to the Pro Forma Combined Financial Information” below.

The following unaudited pro forma combined financial information is presented to illustrate the estimated effects of the Transaction, based on the historical financial statements and accounting records of Entero and ImmunogenX after giving effect to these transactions and the related pro forma adjustments as described in the notes included below.

The unaudited pro forma combined statement of operations for the three-months ended March 31, 2024, combines the historical statements of operations of Entero and ImmunogenX, giving effect to the Transaction as if it had occurred on January 1, 2024.

Entero was preliminarily determined to be the accounting acquirer based upon the terms of the Transaction and other factors including Entero’s security holders retaining voting control. The historical financial statements of Entero and ImmunogenX have been adjusted to give pro forma effect to events that are (1) directly attributable to the Transaction, (2) factually supportable, and (3) with respect to the unaudited pro forma combined statements of operations, expected to have a continuing impact on the combined results of operations of the combined company. The unaudited pro forma combined financial statements should be read in conjunction with the accompanying notes to the unaudited pro forma combined financial statements.

The unaudited pro forma combined financial information, including the notes thereto, should be read in conjunction with the separate Entero and ImmunogenX historical financial statements referenced or included as exhibits to Form 8-K/A issued on May 8, 2024.

These unaudited pro forma combined financial statements are for informational purposes only. They do not purport to indicate the results that would have been obtained had the Business Combination and related transactions actually been completed on the assumed date or for the period presented, or which may be realized in the future. The pro forma adjustments are based on the information currently available and the assumptions and estimates underlying the pro forma adjustments are described in the accompanying notes. Actual results may differ materially from the assumptions within the accompanying unaudited pro forma condensed consolidated combined financial information.

Description of the Business Combination

On March 13, 2024, Entero acquired ImmunogenX in accordance with the terms of an Agreement and Plan of Merger (the “Merger Agreement”), by and among the Company, IMMUNO Merger Sub I, Inc., a Delaware corporation (“First Merger Sub”), IMMUNO Merger Sub II, LLC, a Delaware limited liability company (“Second Merger Sub”), and ImmunogenX. Pursuant to the Merger Agreement, First Merger Sub merged with and into ImmunogenX, pursuant to which ImmunogenX was the surviving corporation (the “First Merger”). Immediately following the First Merger, ImmunogenX merged with and into Second Merger Sub, pursuant to which Second Merger Sub was the surviving entity and a wholly owned subsidiary of the Company (the “Second Merger” and together with the First Merger, the “Merger”). The Merger is intended to qualify as a tax-free reorganization for U.S. federal income tax purposes.

Under the terms of the Merger Agreement, upon the consummation of the Merger on March 13, 2024 (the “Closing”), in exchange for the outstanding shares of capital stock of ImmunogenX immediately prior to the effective time of the First Merger, the Company issued to the stockholders of ImmunogenX an aggregate of (A) 36,830 shares of common stock of the Company, par value $0.0001 per share (the “Common Stock”), and (B) 11,777.418 shares of Series G Preferred Stock (as defined and described below), each share of which is convertible into 1,000 shares of Common Stock, subject to certain conditions described below. In addition, the Company assumed (i) all ImmunogenX stock options immediately outstanding prior to the First Merger, each becoming an option to purchase Common Stock subject to adjustment pursuant to the terms of the Merger Agreement (the “Assumed Options”) and (ii) all ImmunogenX warrants immediately outstanding prior to the First Merger, each becoming a warrant to purchase Common Stock subject to adjustment pursuant to the terms of the Merger Agreement (the “Assumed Warrants”). The Assumed Options are exercisable for an aggregate of 200,652 shares of Common Stock, have an exercise price of $0.81 and expire between February 1, 2031 and June 6, 2033. The Assumed Warrants are exercisable for and aggregate of 127,680 shares of Common Stock, have exercise prices ranging from $3.02 to $3.92 and expire between September 30, 2032 and September 6, 2033.

Pursuant to the Merger Agreement, the Company has agreed to hold a stockholders’ meeting to submit the following matters to its stockholders for their consideration: (i) the approval of the conversion of shares of Series G Preferred Stock into shares of Common Stock in accordance with the rules of the Nasdaq Stock Market LLC (the “Conversion Proposal”) and (ii) if deemed necessary or appropriate by the Company or as otherwise required by applicable law or contract, the approval of an amendment to the Company’s certificate of incorporation, as amended (the “Charter”), to authorize sufficient shares of Common Stock for the conversion of Series G Preferred Stock issued pursuant to the Merger Agreement (the “Share Increase Proposal” and together with the Conversion Proposal, the “Meeting Proposals”).

UNAUDITED PRO FORMA COMBINED STATEMENT OF OPERATIONS

FOR THE THREE-MONTHS ENDED MARCH 31, 2024

	Entero formerly known as First Wave BioPharma, Inc.	ImmunogenX 1/1/24 - 3/13/24	Transaction Accounting Adjustments	Notes	Pro Forma Combined
Operating expenses:
General and administrative	$8,659,692	$943,828	$—		$9,603,520
Research and development	565,962	669,624	—		1,235,586
Total operating expenses	9,225,654	1,613,452	—		10,839,106

Other income (expense):
Interest expense	(66,202)	(690,634)	—		(756,836)
Interest income	228	—	—		228
Other income, net	—	617,397	—		617,397
Other expense	(653)	—	(21,667)	A	(22,320)
Change in fair value of convertible notes	—	(5,687,225)	—		(5,687,225)
Total other expense, net	(66,627)	(5,760,462)	(21,667)		(5,848,756)

Loss before benefit for income taxes	(9,292,281)	(7,373,914)	(21,667)		(16,687,862)

Benefit for state income taxes	14,859,887	—	—		14,859,887

Net income (loss)	5,567,606	(7,373,914)	(21,667)		(1,827,975)

Preferred stock dividends	(66,144)	—	—		(66,144)
Net income (loss) applicable to common shareholders	$5,501,462	$(7,373,914)	$(21,667)		$(1,894,119)

Basic weighted average shares outstanding	1,761,953	1,921,897			1,761,953
Diluted weighted average shares outstanding	14,511,461	1,921,897		B	1,761,953
Income (loss) per share - basic	$3.12	$(3.84)			$(1.08)
Income (loss) per share - diluted	$0.38	$(3.84)			$(1.08)

NOTES TO UNAUDITED PRO FORMA COMBINED FINANCIAL INFORMATION

Note 1. Basis of Presentation

Entero’s unaudited historical financial information has been derived from its Quarterly Report on Form 10-Q for the three-months ended March 31, 2024. Such unaudited historical financial information includes the results of ImmunogenX operations from the acquisition date of March 13, 2024 through March 31, 2024. ImmunogenX results for the period from January 1, 2024 through March 13, 2024 were based on the unaudited historical statement of operations for that period. Pro forma adjustments have been made to reflect the Transaction and certain transaction accounting adjustments, as discussed further in Note 2—Pro Forma Adjustments and Assumptions. The pro forma statement for the three-months ended March 31, 2024 gives pro forma effect to the Transaction as if it had occurred on January 1, 2024, the beginning of the earliest period presented.

The unaudited pro forma combined financial information was prepared using the acquisition method of accounting and is based on the historical financial statements of Entero and ImmunogenX. The acquisition method of accounting is based on Accounting Standards Codification (“ASC”) 805, Business Combinations, with the Company as the accounting acquirer, and uses the fair value concepts defined in ASC 820, Fair Value Measurement. For additional information about the Transaction and the accounting methodology used, refer to the Current Report on Form 8-K/A issued on May 8, 2024.

In the opinion of management, all material adjustments have been made that are necessary to present fairly, in accordance with Article 11 of Regulation S-X, the pro forma financial statement. The pro forma financial statement is provided for illustrative purposes only and does not purport to be indicative of what Entero’s actual results of operations would have been on a consolidated basis if the Transaction had occurred on the dates indicated, nor is it indicative of the future results of operations or financial position.

The pro forma basic and diluted earnings per share amounts presented in the unaudited pro forma statement are based on the weighted average number of Entero’s common shares outstanding, assuming the Transaction occurred on January 1, 2024.

Note 2. Pro Forma Adjustments

The unaudited pro forma combined financial information includes pro forma adjustments that are (1) directly attributable to the Transaction (2) factually supportable, and (3) with respect to the unaudited pro forma combined statements of operations, expected to have a continuing impact on the results of operations of the combined company.

The pro forma adjustments reflecting the completion of the transaction are based upon the accounting analysis conclusion that the Transaction should be accounted for under the acquisition method of accounting and upon the assumptions set forth below.

The pro forma adjustments, based on preliminary estimates that may change significantly as additional information is obtained, are as follows:

A.	Reflects amortization expense for patents and trade names/trademarks with useful lives of two and six years, respectively.
B.	Anti-dilutive common share equivalents excluded from the computation of diluted net loss per share at March 31, 2024 consisted of 118,084 warrants, 169,536 stock options, 88,523 restricted stock units, 12,373 Series G Convertible Preferred shares convertible into 12,373,226 common shares, and 139 Series B Convertible Preferred shares.